Exhibit 15.1

September 9, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 7, 2003 and August 8, 2003 on our reviews of interim financial information of GlobalSanteFe Corporation (the “Company”) as of and for the periods ended March 31, 2003 and June 30, 2003, respectively, and included in the Company’s quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement on Form S-3 dated September 9, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP